                                                                      Exhibit 5


                         ASSIGNMENT AND ASSUMPTION

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Prime Group Limited Partnership, an Illinois limited partnership .("ASSIGNOR"), does hereby assign, transfer and convey to Prime Group VI, L.P., an Illinois limited partnership ("ASSIGNEE"), 47,525 common units held as a Limited Partner in Prime Group Realty, L.P., a Delaware limited partnership (the "COMMON UNITS"), standing in the name of Assignor with any and all right, title and interest in any property, both real and personal, to which the Common Units relate, and any other rights, privileges and benefits appertaining thereto, including, without limitation, all rights of Assignor in and to any distributions with respect to such Common Units made after the date hereof. All terms used as defined terms and not otherwise defined herein shall have the meaning ascribed thereto in the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P. dated as of November 17, 1997 (as amended, the "PARTNERSHIP AGREEMENT") .

     This Assignment and Assumption is made subject to all of the terms and conditions of the Partnership Agreement, and Assignee, by execution of this Assignment and Assumption, agrees to abide by and be bound by all of the terms and conditions of the Partnership Agreement, as now in effect or hereafter amended, in the place and stead of Assignor, as such terms and conditions relate to the Common Units. Assignee hereby accepts the assignment and transfer and expressly assumes any and all duties, obligations and liabilities arising from and after the date of this Assignment and Assumption with respect to or in connection with the Common Units under the Partnership Agreement or otherwise.

     Assignor hereby represents and warrants to Assignee that it has full power under the Partnership Agreement to enter into this Assignment and Assumption, that this Assignment is being made in compliance with the Partnership Agreement, that it has good, valid and marketable title to the Common Units, free and clear of all liens, and that the Common Units have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned. Except as expressly set forth herein, this Assignment and Assumption is made without representation or warranty.

                            [signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption as of the 18th day of December, 1998.

                                   ASSIGNOR:

                                   PRIME GROUP LIMITED PARTNERSHIP

                                   By: /s/ Michael W. Reschke
                                      ----------------------------------
                                           Michael W. Reschke
                                   Its: Managing General Partner


                                   ASSIGNEE:

                                   PRIME GROUP VI, L.P.

                                   By: PGLP, Inc.
                                       Managing General Partner

                                   By: /s/ Michael W. Reschke
                                      ----------------------------------
                                   Its: President
                                       ---------------------------------

                 ACKNOWLEDGMENT BY SUBSTITUTED LIMITED PARTNER

Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, Illinois 60601

     Reference is made to that certain Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P., dated as of November 17, 1997 (as amended, the "PARTNERSHIP AGREEMENT"). All terms used as defined terms and not otherwise defined herein shall have the meaning ascribed thereto in the Partnership Agreement. The undersigned is an assignee of 47,525 Common Units formerly owned by Prime Group Limited Partnership, an Illinois limited partnership ("ASSIGNOR"). The undersigned acknowledges that it is an express condition of the Partnership Agreement that a Permitted Transferee assume all of the obligations of the transferor Limited Partner under the Partnership Agreement with respect to the transferred Common Units.

     The undersigned represents, warrants and covenants to the Partnership, the General Partner and each Limited Partner as follows:

       (i) the undersigned has received and reviewed a copy of the Partnership Agreement;

       (ii) the undersigned is a Permitted Transferee pursuant to the terms of the Partnership Agreement;

       (iii) the undersigned desires to become a Substituted Limited Partner in the Partnership in accordance with the terms of the Partnership Agreement;

       (iv) the undersigned, by execution hereof, accepts and agrees to be bound by all of the terms and provisions of the Partnership Agreement, including without limitation the restrictions on transfer in Article 11;

       (v) the undersigned assumes all of the obligations of Assignor pursuant to the Partnership Agreement with respect to the Common Units transferred to the undersigned; and

       (vi) the Partnership Agreement shall be binding on and enforceable against the undersigned as a Limited Partner in accordance with its terms.

     The undersigned has duly executed and delivered this Acknowledgment by Substituted Limited Partner as of the 18th day of December, 1998.

                                   PRIME GROUP VI, L.P.
                                   c/o The Prime Group, Inc.
                                   77 West Wacker Drive
                                   Suite 4200
                                   Chicago, Illinois 60601


                                   By: PGLP, INC.
                                       MANAGING GENERAL PARTNER


                                   BY: /s/ Robert J. Rudnik
                                       ---------------------------
                                   ITS:  Vice President
                                        ---------------------------

     By acceptance hereof, Prime Group Realty Trust, as General Partner of the Partnership, approves and accepts the admittance of Prime Group VI, L.P., an Illinois limited partnership, as a Limited Partner in Prime Group Realty, L.P., having the number of Common Units set forth above.



                                   PRIME GROUP REALTY TRUST

                                   By:
                                       -------------------------------------
                                        Name:
                                              ------------------------------
                                        Its:
                                             -------------------------------
                                        Date:
                                              ------------------------------